UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                DAXOR CORPORATION
             (Exact name of registrant as specified in its charter)

             New York                                    13-2682108
  (State or Other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

  350 Fifth Avenue, New York, New York                     10118
(Address of Principal Executive Offices)                 (Zip Code)

                             2004 Stock Option Plan
                              (Full Title of Plan)

                              Dr. Joseph Feldschuh
                                Daxor Corporation
                                350 Fifth Avenue
                               New York, NY 10118
                      Name and Address of Agent for Service

                                 (212) 244-0555
          (Telephone Number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
Title of securities     Amount to be      Proposed maximum              Proposed maximum            Amount of
to be registered        registered        offering price per share      aggregate offering price    registration
                                                                                                    fee
----------------------------------------------------------------------------------------------------------------
Common Stock,           200,000           $23.59                        $4,718,000                  $597.77
$.01 par value

----------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 (h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock as on June 29, 2004 as reported on the American Stock Exchange.


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

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference

            The documents listed below are hereby incorporated by reference into the Registrations Statement, and all documents subsequently filed by Daxor Corporation, (the "registrant") pursuant to Sections 13(a), 13 (c), 14 and 15
(d) of the Securities and Exchange Act of 1934, prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

            (b) All other reports filed pursuant to Section 13(c) of the Exchange Act since the end of fiscal year ended December 31, 2003;

            (c) The Registrant's definitive Proxy Statement, dated May 10, 2004 as filed with the Securities and Exchange Commission in connection with the Registrant's Annual Meeting of Shareholders;

Item 4. Description of Securities

            The class of securities to be offered is registered under section 12 of the Securities and Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsels

            No response is required to this item.

Item 6. Indemnification of Directors and Officers

            The Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify any person to the full extent permitted by the New York Business Corporation Law.

            Reference is hereby made to Sections 722-725 of the New York Business Corporation Law relating to the indemnification of the officers and directors, which Sections are hereby incorporated herein by reference.

            The Registrant also has indemnification Agreements with each of its directors.

Item 7. Exemption From Registration Claimed

            No response to this Item is required

Item 8. Exhibits

            4(a). 2004 Stock Option Plan.

            5. Opinion of Gerald A. Kaufman, with respect to the legality of the Common Stock to be registered hereunder.


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

            24 (a). Consent of Frederick A. Kaden & Co.

            24 (b). Consent of Gerald A. Kaufman, (contained in Exhibit 5)

Item 9. Undertakings

            (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration Statement or any material change to such information set forth in the Registration Statement;

      Provided, however, that paragraphs (a) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Register pursuant to Section 13 or
Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities and Exchange Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on the 30th day of June, 2004.

                                        DAXOR CORPORATION


Dated: June 30, 2004                    By:

                                        /s/ Joseph Feldschuh, MD
                                        ------------------------
                                        Joseph Feldschuh, MD, President
                                        (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Joseph Feldschuh, MD                               June 30, 2004
------------------------
Joseph Feldschuh
Chairman of the Board and President
(Principal Executive Officer)


/s/ Stephen Feldschuh                                  June 30, 2004
------------------------
Stephen Feldschuh
Principal Financial Officer and Vice President
of Operations


/s/ Robert Willens                                     June 30, 2004
------------------------
Robert Willens
Director


/s/ Martin S. Wolpoff                                  June 30, 2004
------------------------
Martin S. Wolpoff
Director


/s/ James A. Lombard                                   June 30, 2004
------------------------
James A. Lombard
Director


/s/ Stephen Valentine                                  June 30, 2004
------------------------
Stephen Valentine
Director


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

                                INDEX TO EXHIBITS
                                DAXOR CORPORATION

Exhibit No.                          Description                     Page Number
-----------                          -----------                     -----------

4(a)                 2004 Stock Option Plan                              7-13

5                    Opinion of Gerald Kaufman with respect to           14
                     the legality of the Common Stock to be
                     registered

24(a)                Consent of Frederick A. Kaden & Company             15

24(b)                Consent of Gerald A. Kaufman (contained in
                     Exhibit 5)


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